Exhibit 99.1

    Glenayre Technologies Announces Fourth Quarter and Full Year 2006 Results

          - Announces Intention to Convert EDC LLC Profits Interests -

    NEW YORK, March 6 /PRNewswire-FirstCall/ -- Glenayre Technologies, Inc. (Nasdaq: GEMS), a global provider of entertainment products and services through Entertainment Distribution Company, LLC ("EDC"), today reported fourth quarter and full year financial results for the periods ending December 31, 2006.

    On December 31, 2006, the Company completed the sale of substantially all of the assets comprising its Messaging business to IP Unity for $25 million in cash, less approximately $2.0 million in closing costs, and as such Messaging has been reported as discontinued operations for both the current and prior year periods.

    Highlights:
    * Revenue of $119.8 million for the fourth quarter compared to $93.7 million for the same quarter last year.
    * Revenue of $348.5 million for the full year 2006 compared to pro forma revenue of $305.6 in 2005.
    * Net income of $7.8 million for the fourth quarter compared to $5.7 million for the same quarter last year.
    * Net income of $4.0 million for the full year 2006 compared to pro forma 2005 net income of $6.0 million.
    * Fourth quarter EBITDA of $16.6 million, compared to $13.5 million in the fourth quarter 2005.
    * Full year 2006 EBITDA of $29.5 million compared to pro forma 2005 EBITDA of $27.0 million, excluding one-time acquisition and compensation related costs.
    * Recorded an extraordinary gain of $7.7 million on Blackburn acquisition.
    * As of December 31, 2006, the Company had total unrestricted cash and short-term investments of $96.1 million.
    * Paid down indebtedness by $15.5 million in 2006.

    Glenayre's President and Chief Executive Officer Jim Caparro stated, "In 2006, we successfully executed on our strategic, financial and operating goals. We completed the sale of Messaging, acquired Blackburn in the U.K., realigned and strengthened our management team and made prudent investments to transition EDC into an entrepreneurial, results-driven company. We also achieved our annual financial guidance at EDC and once again exceeded our execution goals for the peak holiday period. We continue to capitalize on our growth opportunities as we aggressively pursue new third party customers, capture our remaining reversionary business, and seek to broaden our service offerings to our clients. As we expand our capacity, we are also benefiting from our efforts to manage costs and drive process improvements across our organization."

    "We have entered 2007 solely focused on EDC and the execution of our business plan," added Caparro. "In addition to excelling in the physical market, we are also committed to developing a digital capability and we have identified a number of opportunities to expand into the digital content services market, which in many respects parallels our current physical offerings. With a solid foundation from our long-term partnership with Universal Music Group and a strong balance sheet, we believe we are well positioned to deliver value for shareholders in 2007 and beyond."

    Management will host a conference call to discuss its fourth quarter 2006 financial results today at 4:30 p.m. ET. To access the conference call, please dial 973-409-9261 and reference pass code 8391944. A live webcast of the conference call will also be available on the Company's corporate Web site, located at www.glenayre.com. A replay of the conference call will be available through Tuesday, March 13, 2007, at midnight ET. The replay can be accessed by dialing 973-341-3080. The pass code for the replay is 8391944.

    Summary of Fourth Quarter 2006

    For the fourth quarter of 2006, the Company reported revenue of $119.8 million compared to $93.7 million for the fourth quarter of 2005. The increase was primarily attributed to revenues from the Blackburn facility acquired in July 2006 and improved pricing at our German manufacturing facility.

    The Company generated EBITDA of $16.6 million in the fourth quarter of 2006 as compared to $13.5 million in the fourth quarter of 2005. EBITDA is a non-GAAP financial measure. A reconciliation between EBITDA and the most directly comparable GAAP financial measure is provided following the Consolidated Financial Statements included in this release. The reconciliation also includes a description of how the Company calculates EBITDA.

    The Company reported net income from continuing operations of $5.1 million for the fourth quarter of 2006, or $0.07 per diluted share, which compares to $5.5 million, or $0.08 per diluted share, for the fourth quarter of 2005.

    Including discontinued operations, gain on the sale of the Messaging business and an extraordinary gain associated with the Blackburn facility acquisition, the Company reported net income of $7.8 million, or $0.11 per diluted share, for the fourth quarter of 2006, compared to net income of $5.7 million, or $0.08 per diluted share, for the fourth quarter of 2005.

    In the fourth quarter of 2006, the Company reported discontinued operations losses of $4.1 million, or a loss of $0.06 per diluted share, gain on the sale of the Messaging business of $6.0 million, or $0.09 per diluted share and an extraordinary gain associated with the Blackburn facility acquisition of $0.7 million, or $0.01 per diluted share. In the fourth quarter of 2005, the Company reported income from discontinued operations of $0.2 million, or $0.00 per diluted share.

    Summary of the Full Year 2006

    Since the EDC acquisition of Universal Music Group's (UMG) U.S. and central European CD and DVD manufacturing and distribution operations closed on May 31, 2005, the Company has presented certain results on a pro forma basis for the 2005 full-year period, which assumes the Company acquired the UMG assets on January 1, 2005. The Company is providing pro forma results for the prior full-year period so that the comparisons between the periods will be meaningful. Additional information regarding this pro forma information is included in the Company's August 15, 2005 press release which can be found on the Company's Web site www.glenayre.com. A table reconciling certain non-GAAP measures to their most directly comparable GAAP financial measure is provided following the Consolidated Financial Statements included in this release.

    For the full year 2006, the Company reported revenue of $348.5 million compared to pro forma 2005 revenues of $305.6 million. The increase was attributed to revenues from the Blackburn facility acquired in 2006 and improved manufacturing pricing and volume in Germany.

    The Company generated EBITDA of $29.5 million for the full-year 2006 as compared to pro forma 2005 EBITDA of $27.0 million. See the reconciliation of EBITDA to the most directly comparable GAAP financial measure which is provided following the Consolidated Financial Statements included in this release.

    The Company reported 2006 net loss from continuing operations of $1.6 million, or a loss of $0.02 per diluted share, which compares to net income from continuing operations of $1.8 million, or $0.03 per diluted share, in 2005.

    Including discontinued operations, gain on the sale of the Messaging business and an extraordinary gain associated with the Blackburn facility acquisition, the Company reported 2006 net income of $4.0 million, or $0.06 per diluted share, compared to net income of $8.0 million, or $0.11 per diluted share, in 2005.

    In 2006, the Company reported discontinued operations losses of $8.1 million or a loss of $0.12 per diluted share, gain on the sale of the Messaging business of $6.0 million, or $0.09 per diluted share and extraordinary gain associated with the Blackburn facility acquisition of $7.7 million, or $0.11 per diluted share. In 2005, the Company reported income from discontinued operations of $6.2 million, or $0.09 per diluted share.

    As of December 31, 2006, the Company had approximately $96 million in unrestricted cash, including $29.4 million in the EDC subsidiary with the remainder being held at the parent company level. During 2006, the Company reduced its outstanding debt from $76.6 million to $66.1 million. Scheduled debt payments of $15.5 million were partially offset by the exchange rate increases on foreign denominated debt. The Company had no outstanding borrowings under its revolving credit facility at December 31, 2006.

    Guidance

    For 2007, the Company expects EBITDA to grow at roughly the same rate as 2006. While the Company is focused on cost reduction initiatives, EDC is directly impacted by the trend in sales of CD's and DVD's. The Company's assumptions are that CD sales globally will decline by roughly 7%. There has been an acceleration in the rate of decline since 2006 and the Company is closely monitoring these trends as a further deterioration in the month over month sales of CD's and DVD's will certainly impact EBITDA expectations for the year.

    On March 6, 2007, the Company filed a Form 8-K reporting that it would restate financials for certain prior periods and that these restated financials will be included in the Form 10-K for the period ended December 31, 2006. Therefore, the Company's prior financial statements and the related reports from the Company's independent registered public accountants, earnings statements and press releases, and similar communications issued by the Company relating to the fiscal periods commencing on or after January 1, 2000 should no longer be relied upon.

    The Company also announced today that its Board of Directors has approved commencement of a reorganization of EDC pursuant to which the EDC profit interests and Class B units that are owned by management, Universal Music Group and Morgan Joseph would be converted into equity of Glenayre with similar valuation, rights and restrictions. The Company expects to complete this reorganization during the second quarter of 2007.

    Additional financial details and materials may be found on the Company's Web site www.glenayre.com.

    About Glenayre Technologies

    Glenayre Technologies (Nasdaq: GEMS) is a global provider of entertainment products through Entertainment Distribution Company, LLC (EDC). EDC is the largest provider of pre-recorded entertainment products, including CDs and DVDs, for Universal Music Group, the world leader in music sales. Headquartered in New York, EDC's operations include manufacturing and distribution facilities throughout North America and in Hanover, Germany, and a manufacturing facility in Blackburn, UK. For more information, please visit www.glenayre.com.

    Safe Harbor Statement

    This news release contains statements that may be forward-looking within the meaning of applicable securities laws. The statements may include projections regarding future revenues and earnings results, and are based upon the Company's current forecasts, expectations and assumptions, which are subject to a number of risks and uncertainties that could cause the actual outcomes and results to differ materially. Some of these results and uncertainties are discussed in the Company's most recently filed Annual Report on Form 10-K and the Company's most recently filed Quarterly Reports on Form 10-Q. These factors include, but are not limited to potential intellectual property infringement claims; internal control deficiencies, litigation; potential acquisitions and strategic investments; environmental laws and regulations; ability to attract and retain key personnel; volatility of stock price; competition; variability of quarterly results and dependence on key customers; international business risks; sensitivity to economic trends and consumer preferences; increased costs or shortages of raw materials or energy; advances in technology and changes in customer demands; development of digital distribution alternatives including copying and distribution of music and video files; continuation and expansion of fourth-party agreements; proprietary technology; potential changes in government regulation; potential market changes resulting from rapid technological advances; restructuring activities; variability in production levels; and compliance with Senior Secured Credit Facility covenants. The Company assumes no obligation to update any forward-looking statements and does not intend to do so except where legally required.



                  GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                   Quarter Ended December 31,
                                                     2006              2005
    REVENUES:
      Product sales                                $96,500           $69,146
      Service revenues                              23,326            24,525
          Total Revenues                           119,826            93,671
    COST of REVENUES:
      Cost of sales                                 76,797            56,303
      Cost of services                              16,068            15,957
          Total Cost of Revenues                    92,865            72,260

    GROSS PROFIT                                    26,961            21,411

    OPERATING EXPENSES:
      Selling, general and administrative
       expense                                      13,241            10,619
      Amortization of intangible assets              2,042             1,453
          Total Operating Expenses                  15,283            12,072

    OPERATING INCOME                                11,678             9,339

    OTHER INCOME (EXPENSE):
      Interest income                                1,036             1,084
      Interest expense                              (1,504)           (1,570)
      Gain (loss) on currency swap, net             (1,152)              402
      Transaction gain (loss), net                     878              (464)
      Other income (expense), net                       51                41
           Total Other Expense                        (691)             (507)

    INCOME FROM CONTINUING OPERATIONS
     BEFORE INCOME TAXES, MINORITY INTEREST,
     DISCONTINUED OPERATIONS, GAIN ON SALE OF
     MESSAGING BUSINESS AND EXTRAORDINARY ITEM      10,987             8,832
      Provision for income taxes                     5,673             3,191
      Minority interest                                208               114
    INCOME FROM CONTINUING OPERATIONS BEFORE
     DISCONTINUED OPERATIONS, GAIN ON SALE OF
       MESSAGING BUSINESS AND EXTRAORDINARY ITEM     5,106             5,527

    INCOME (LOSS) FROM DISCONTINUED
     OPERATIONS, NET OF TAX                         (4,090)              205

    GAIN ON SALE OF MESSAGING BUSINESS,
     NET OF TAXES OF $0                              6,044                 -

    INCOME BEFORE EXTRAORDINARY ITEM                 7,060             5,732
      Extraordinary gain - net of taxes                748                 -
    NET INCOME                                      $7,808            $5,732

    INCOME (LOSS) PER WEIGHTED AVERAGE
     COMMON SHARE:
    Income from continuing operations                $0.07             $0.08
    Income (loss) from discontinued
     operations                                      (0.06)                -
    Gain on sale of messaging business                0.09                 -
    Extraordinary gain                                0.01                 -
    Income per weighted average common
     share                                           $0.11             $0.08

    INCOME (LOSS) PER COMMON SHARE -
     ASSUMING DILUTION:
    Income from continuing operations                $0.07             $0.08
    Income (loss) from discontinued
     operations                                      (0.06)                -
    Gain on sale of messaging business                0.09                 -
    Extraordinary gain                                0.01                 -
    Income per weighted average common
     share                                           $0.11             $0.08



                  GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                              Twelve Months Ended December 31,
                                                    2006              2005
    REVENUES:
      Product sales                               $267,067          $137,838
      Service revenues                              81,461            51,750
          Total Revenues                           348,528           189,588
    COST of REVENUES:
      Cost of sales                                221,792           114,843
      Cost of services                              60,783            36,443
          Total Cost of Revenues                   282,575           151,286

    GROSS PROFIT                                    65,953            38,302

    OPERATING EXPENSES:
      Selling, general and administrative
       expense                                      48,648            27,461
      Amortization of intangible assets              7,860             3,729
          Total Operating Expenses                  56,508            31,190

    OPERATING INCOME                                 9,445             7,112

    OTHER INCOME (EXPENSE):
      Interest income                                4,187             2,914
      Interest expense                              (6,045)           (3,631)
      Gain (loss) on currency swap, net             (3,211)              789
      Transaction gain (loss), net                   2,130            (1,857)
      Other income (expense), net                      (41)               76
           Total Other Expense                      (2,980)           (1,709)

    INCOME FROM CONTINUING OPERATIONS
     BEFORE INCOME TAXES, MINORITY INTEREST,
     DISCONTINUED OPERATIONS, GAIN ON SALE OF
     MESSAGING BUSINESS AND EXTRAORDINARY ITEM       6,465             5,403
      Provision for income taxes                     7,921             3,504
      Minority interest                                 94               114
    INCOME (LOSS) FROM CONTINUING OPERATIONS
     BEFORE DISCONTINUED OPERATIONS, GAIN ON
     SALE OF MESSAGING BUSINESS AND EXTRAORDINARY
     ITEM                                           (1,550)            1,785

    INCOME (LOSS) FROM DISCONTINUED
     OPERATIONS, NET OF TAX                         (8,132)            6,190

    GAIN ON SALE OF MESSAGING BUSINESS,
     NET OF TAXES OF $0                              6,044                 -

    INCOME (LOSS) BEFORE EXTRAORDINARY
     ITEM                                           (3,638)            7,975
      Extraordinary gain - net of taxes              7,668                 -
    NET INCOME                                      $4,030            $7,975

    INCOME (LOSS) PER WEIGHTED AVERAGE
     COMMON SHARE:
    Income (loss) from continuing
     operations                                     $(0.02)            $0.03
    Income (loss) from discontinued operations       (0.12)             0.09
    Gain on sale of messaging                         0.09                 -
    Extraordinary gain                                0.11                 -
    Income (loss) per weighted average
     common share                                    $0.06             $0.12

    INCOME (LOSS) PER COMMON SHARE ---
     ASSUMING DILUTION:
    Income (loss) from continuing
     operations                                     $(0.02)            $0.03
    Income (loss) from discontinued operations       (0.12)             0.09
    Gain on sale of messaging                         0.09                 -
    Extraordinary gain                                0.11                 -
    Income (loss) per weighted average
     common share                                    $0.06             $0.11



                           Glenayre Technologies, Inc.
                   Summary Schedule of Non-GAAP Financial Data
                             (In thousands) Unaudited


    The following summary of financial data shows the reconciliation of loss from continuing operations, as determined in accordance with accounting principles generally accepted in the United States (GAAP), to income (loss) from continuing operations before one-time gains and charges and earnings before interest, taxes, and depreciation and amortization from continuing operations before one-time gains and charges.

    EBITDA is income (loss) from continuing operations, excluding one-time gains and charges, before net interest income, income taxes, and depreciation and amortization and is presented because the Company believes that such information is commonly used in the entertainment industry as one measure of a company's operating performance. EBITDA from continuing operations is not determined in accordance with generally accepted accounting principles, it is not indicative of cash provided by operating activities, should not be used as a measure of operating income and cash flows from operations as determined under GAAP, and should not be considered in isolation or as an alternative to, or to be more meaningful than, measures of performance determined in accordance with GAAP. EBITDA, as calculated by the Company, may not be comparable to similarly titled measures reported by other companies and could be misleading unless all companies and analysts calculated EBITDA in the same manner.



                                 Three Months Ended      Twelve Months Ended
                                    December 31,             December 31,
                                                              Pro Forma
                                     2006     2005     2006     2005     2005

    Income (loss) from continuing
     operations                    $5,106   $5,527  $(1,550)   $(593)  $1,785
    Indirect acquisition and
     employment costs (1)               -        -        -    1,618    1,618
    One-time exchange loss
     related to EDC acquisition         -        -        -    1,051    1,051
    Income (loss) from continuing
     operations before one-time
     gains and charges              5,106    5,527   (1,550)   2,076    4,454

    Income tax provision            5,673    3,191    7,921    3,504    3,504
    Transaction (gain) loss, net     (878)     464   (2,130)     801      806
    Loss (gain) on currency swap,
     net                            1,152     (402)   3,211     (789)    (789)
    Interest expense (income),
     net                              468      486    1,858    2,359      717
    Depreciation and amortization   5,170    4,289   20,100   19,127   10,678
    Other (income) expense, net       (51)     (41)      41      (70)     (76)

    EBITDA from continuing
     operations                   $16,640  $13,514  $29,451  $27,008  $19,294


    (1) In connection with the acquisition of the CD/DVD manufacturing and distribution operations of Universal Music Group, the company incurred certain indirect acquisition costs and one-time employment related costs.

SOURCE  Glenayre Technologies, Inc.
-0-                             03/06/2007
/CONTACT: Media: Jennifer Gery, or Investors: Mike Smargiassi, or Brad Edwards, +1-212-986-6667, investor.relations@glenayre.com, all of Brainerd Communicators, Inc. for Glenayre Technologies, Inc./ /Web site: http://www.glenayre.com /
(GEMS)